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                                                                      Exhibit 99


NEWS RELEASE
FOR IMMEDIATE RELEASE                                  Company Contact:
                                                       Stanley J. Musial
                                                       Chief Financial Officer
                                                       (302) 456-6789
                                                       www.sdix.com
                                                       ------------


         Strategic Diagnostics Receives GIPSA Performance Certification


NEWARK, Del., August 6, 2003 - Strategic Diagnostics Inc. (Nasdaq: SDIX) - a leading provider of antibody products and analytical test kits for the food safety and water quality markets, today reported that the USDA Grain Inspection Packers and Stockyards Administration (GIPSA) recently certified the performance claims of SDI's TraitChek(TM) lateral flow strip test for the detection of Cry3Bb YieldGard(R) Rootworm.

The TraitChekTM Cry3Bb lateral flow strip test can detect one Cry3Bb protein-expressing YieldGard(R) Rootworm corn kernel in 800 non-Cry3Bb corn kernels (0.125%) in 5 minutes. The TraitChek(TM) Cry3Bb test is the most sensitive, GIPSA-certified lateral flow test for Cry3Bb protein in corn. YieldGard(R) Rootworm is a new insect protection trait from Monsanto that offers protection against corn rootworm. Corn rootworm larvae survive by eating the roots of corn plants. Every year corn rootworm accounts for over $1 billion in lost farm profits because of yield loss and control cost.

Commenting on the recent GIPSA certification, Arthur A. Koch, President and CEO stated, "With the introduction of this test, SDI strengthens its market leading position in GM testing and offers the most extensive line of GM tests available for corn, soybean, cotton, canola and other applications."

About GIPSA
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GIPSA facilitates the marketing of livestock, poultry, meat, cereals, oilseeds, and related agricultural products, including the establishment of standard testing methodologies to accurately and consistently measure grain quality. Although GIPSA performance certification is not required by SDI to market its products, it is expected by customers as a independent third-party validation of SDI's product claims.

About Strategic Diagnostics Inc.
--------------------------------
SDI is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, industrial, and water treatment applications. Through its antibody business, Strategic BioSolutions, Strategic Diagnostics also provides antibody and immunoreagent research and development services. SDI's test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response. FeedChek(TM), TraitChek(TM), GMO QuickChek(TM), and GMOChek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining third party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.